Director Restricted Stock Agreement
This Director Restricted Stock Agreement (the “Agreement”), by and between Univar Inc., a Delaware corporation (the “Company”), and the director whose name is set forth on Exhibit A hereto (the “Director”), is being entered into pursuant to the Univar Inc. 2017 Omnibus Equity Incentive Plan (the “Plan”) and is dated as of the Grant Date (as specified on Exhibit A hereto) in accordance with Section 4(m). Capitalized terms that are used but not defined herein shall have the respective meanings given to them in the Plan.
WHEREAS, the Board of Directors of the Company (the “Board”) authorized the Director’s annual compensation for service as a member of the Board (the “Annual Fee”), a portion of which will be paid in the form of equity in the Company.
NOW, THEREFORE, the Company and the Director hereby agree as follows:
Section 1.Grant of Shares of Restricted Stock. The Company hereby evidences and confirms its grant to the Director, effective as of the Grant Date, of the aggregate number of shares of Restricted Stock as set forth on Exhibit A hereto, as satisfaction of the equity portion of the Director’s Annual Fee for the current year (the “Shares”). This Agreement is entered into pursuant to, and the Shares granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between any express provision of this Agreement and any express term of the Plan, the express term of the Plan shall govern.

Section 2.Vesting and Forfeiture.
(a)    Vesting. Except as otherwise provided in this Section 2, the Shares granted hereunder shall become vested, if at all, on the first anniversary of the Grant Date or as otherwise set forth in Exhibit A (the “Vesting Date”), subject to the Director’s continued service on the Board from the Grant Date until the Vesting Date.
(b)    Effect of Termination of Services.
(i)    Death or Disability. If the Director’s service on the Board is terminated due to Death or Disability prior to the Vesting Date (each, a “Special Termination”), outstanding unvested Shares shall vest as of the date of such Special Termination.
(ii)    Any Other Reason. Upon termination of the Director’s services on the Board prior to the Vesting Date for any reason other than a Special Termination (whether initiated by the Company or by the Director), the Shares shall be forfeited effective as of the date of such termination.
(c)    Effect of a Change in Control. In the event of a Change in Control occurring prior to the Vesting Date, the treatment of any unvested Shares shall be governed by Article XIV of the Plan.
(d)    Discretionary Acceleration. Notwithstanding anything contained in this Agreement to the contrary, the Administrator, in its sole discretion, may accelerate the vesting with respect to any Shares under this Agreement, at such times and upon such terms and conditions as the Administrator shall determine.

Section 3.Restriction on Transfer of Shares. Prior to the vesting thereof, the Shares are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise), other than by will or by the laws of descent and distribution to the estate of the Director upon the Director’s death. Any purported transfer in violation of this Section 3 shall be void ab initio. Furthermore, notwithstanding any other provision of this Agreement, the Director may not sell the Shares unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of the Shares must also comply with other applicable laws and regulations governing the Common Stock, and the Director may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.
Section 4.Miscellaneous.
(a)    Authorization to Share Personal Data. The Director authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Director to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent reasonably appropriate in connection with this Agreement or the administration of the Plan.
(b)    No Right to Continued Service on Board. Nothing in this Agreement shall be deemed to confer on the Director any right to continue in the service of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such service at any time.
(c)    Interpretation. The Administrator shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Administrator under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.
(d)    Forfeiture of Awards. The Shares granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct) as may be adopted by the Administrator or the Board from time to time and communicated to the Director, and is otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.
(e)    Consent to Electronic Delivery. By entering into this Agreement and accepting the Shares evidenced hereby, the Director hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Director pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Shares via the Company’s website or other electronic delivery.
(f)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. No provision of this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(g)    Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Director and the Company.
(h)    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Director without the prior written consent of the other party.
(i)    Applicable Law. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.
(j)    Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right he, she or it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that he, she or it and the other party hereto have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 4(j).
(k)    Limitations of Actions. No lawsuit relating to this Agreement may be filed before a written claim is filed with the Administrator and is denied or deemed denied as provided in the Plan and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.
(l)    Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(m)    Acceptance of Restricted Stock Award and Agreement. The Director has indicated his or her consent and acknowledgement of the terms of this Agreement and receipt of the Plan by electing to receive cash payments in shares of Common Stock. In any event, the Director shall be deemed to accept this Agreement unless the Director provides the Company with written notice to the contrary prior to the expiration of the 60-day period following the Grant Date, in which case, the Director shall receive cash payment of equivalent value.

Exhibit A to Director Restricted Stock Agreement

Director:    %%FIRST_NAME%-% %%LAST_NAME%-%

Grant Date:    %%OPTION_DATE,’Month DD, YYYY’%-%

Shares of Restricted Stock granted hereby:    %%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Vesting Date	Shares Vesting
%%VEST_DATE_PERIOD1,’Month DD, YYYY’%-%	%%SHARES_PERIOD1,'999,999,999'%-%